United States Natural Gas Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$116,921,930
Realized Trading Gain (Loss) on Swaps	20,496,455
Unrealized Gain (Loss) on Market Value of Futures	9,919,153
Unrealized Gain (Loss) on Market Value of Swaps	5,676,287
Dividend Income	9,936
Interest Income	29,057
ETF Transaction Fees	26,000
Total Income (Loss)	$153,078,818

Expenses
General Partner Management Fees	$562,316
Brokerage Commissions	276,045
Tax Reporting Fees	54,715
NYMEX License Fee	14,328
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,663
Prepaid Insurance Expense	5,009
Legal Fees	3,674
Total Expenses	$939,339
Net Income (Loss)	$152,139,479

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$1,161,347,868
Additions (12,800,000 Units)	252,950,388
Withdrawals (18,800,000 Units)	(374,556,449)
Net Income (Loss)	152,139,479

Net Asset Value End of Month	$1,191,881,286
Net Asset Value Per Unit (54,266,476 Units)	$21.96

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612